THE TOLL BROTHERS, INC.
STOCK AWARD DEFERRAL PLAN
Effective as of November 1, 2001
ARTICLE I - ESTABLISHMENT OF PLAN
	TOLL BROTHERS, INC., a Delaware corporation, hereby adopts the Toll Brothers, Incl. Stock Award Deferral Plan (the "Plan"), effective as of November 1, 2001. The Plan is unfunded and is maintained primarily for the purpose of providing a select group of management or highly compensated employees the opportunity to defer the receipt of Shares and corresponding recognition of compensation income attributable to certain stock based compensation awards. The intent of this Plan is to permit the deferral of the receipt of certain stock option and award shares in a manner such that the tax liability attributable to the receipt of such shares by the Participants is deferred until actual receipt, and such that, to the extent such stock option exercises would have qualified as giving rise to performance-based compensation, as that term is used for purposes of Code Section
162(m), the compensation attributable to the deferred receipt of such shares will continue to qualify as performance-based compensation as of the time such compensation is taken into account for tax purposes.
ARTICLE II - DEFINITIONS
2.1 "Account" means the bookkeeping accounts established pursuant to Paragraph 5.1 and maintained by the Committee in the names of the respective Participants, to which Award Shares shall be credited, and from which all amounts distributed under the Plan shall be debited.
2.2 "Award Share" means a Share which is to be delivered to a Participant under any of the Company's stock incentive plans pursuant to an award or as a result of the exercise of a stock option granted under such plan in lieu of the Share that would otherwise be delivered to such person.
2.3 "Board" means the Board of Directors of the Company.
2.4 "Change of Control" shall have the meaning set forth in the Company's Stock Incentive Plan (1998).
2.5 "Code" means the Internal Revenue Code of 1986, as amended.
2.6 "Committee" means the Compensation and Stock Based
Compensation Committee for Key Executives and Non-Employee
Directors, or such other committee the Board may subsequently appoint to administer the Plan.
2.7 "Company" means Toll Brothers, Inc., a Delaware corporation.
2.8 "Participant" shall mean each person entitled to receive an Award Share and who has been designated as eligible to participate in this Plan by the Committee.
2.9 "Plan" means the Toll Brothers, Inc. Stock Award
Deferral Plan, as set forth herein, and as may be amended from time to time.
2.10 "Share" means the common stock of the Company, having a par value of $0.01 per share.
2.11 "Terminating Event" means either of the following events:
(a) The liquidation of the Company; or
(b) A Change of Control.
ARTICLE III - DEFERRAL ELECTIONS
3.1 Elections. Each Participant shall have the right to make an election to defer the receipt of a Share or Shares that would otherwise payable or deliverable to such Participant, by filing an election at the time and in the manner described in this Article III.
3.2 Filing of Elections. An election to defer the receipt of Shares shall be made on a form provided by the Committee or its designee for this purpose. No such election shall be effective unless it is filed with the Company consistent with such requirements as the Committee may establish from time to time, at its discretion, which requirements may include any terms or conditions which the Committee determines to be necessary or appropriate for the orderly administration of the Plan. With respect to any election as to the deferral of Shares attributable to exercise of one or more options held by a Participant, such deferral shall be permitted under the Plan only with respect to that portion of such option or options as to which the Participant arranges for a payment of the option exercise price using
Shares which Participant has held for at least one year. For these purposes, any Participant shall have the right to exercise his or her option or options by this payment method and shall further be entitled to exercise this payment method by means of attesting to the ownership of such shares in lieu of actual delivery, in which event the Shares to be delivered on a deferred basis pursuant to the Plan shall be a number of Shares equal to the excess of the Shares otherwise required to be delivered on the exercise of the Option (or portion exercised if less than all of the Option is exercised) over the number of Shares used to pay the applicable option exercise price.
3.3 Shares to which Elections May Apply. A separate election under the Plan may be made with respect to any Shares that would otherwise become payable to a Participant. The terms of any such elections may vary with respect to Shares that otherwise would have been payable at the same time.
3.4 Election of Distribution Date.
(a) Each Participant who elects to defer the receipt of a Share or Shares shall, on the election, also elect the distribution date for such Shares. The distribution date must be after a period of two years or more from the date such Share or Shares would have been paid to the Participant in the absence of such election; provided, however, a Participant may also provide in an election to defer receipt of a Share or Shares until the occurrence of a specified event (or the first to occur of several such events), such as termination of employment or retirement or a Change of Control of the company, rather than a specified distribution date. The designation of the time for distribution of benefits under the Plan may vary with each separate election, and may provide for a distribution of benefits in a lump sum or in installments commencing as of a specified date or event.
(b) Each Participant who has previously elected to defer the receipt of an Share or Shares shall also be entitled to defer the distribution date applicable to such Shares for an additional period of time, which must be two years or more from the date such Share or Shares would have been payable but for the subsequent deferral election, or until a specified event. Notwithstanding the foregoing, no election under this Section 3.4(b) shall be effective unless it is filed with the Company at least six (6) months prior to the date such Share or Shares would be payable to the Participant.
3.5 Effect of Terminating Event. The Company shall give
Participants at least thirty (30) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Company may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any election, upon the consummation of a Terminating Event, the Account balance of each Participant shall be distributed in full and any outstanding elections shall be revoked.
3.6 Death of Participant and Election by Designated
Beneficiary. In the event a Participant's death occurs prior to the date any Shares deferred under this plan have been paid to such Participant, the Shares shall be paid to the Participant's designated beneficiary at the same time or times as payment of such Shares would have been made to the Participant had the Participant survived. Notwithstanding the foregoing, any Participant may provide, in a written beneficiary designation, for payment of the Shares otherwise payable to the Participant at such other time or times as would be permissible under the terms of the Plan with respect to payment to the Participant. In addition, the Committee may, at its discretion, permit any designated beneficiary of a Participant to enter into an election to defer receipt of Shares otherwise payable to such designated beneficiary on the same terms as would have been permitted to the Participant under the Plan.
3.7 Early Distribution. A Participant or the Participant's designated beneficiary (following the death of a Participant) may elect to receive a distribution of all of his or her Award Shares that would otherwise be distributable at a future date at any time; provided, however, that in the event any such election is made, the Participant or the designated beneficiary, as the case may be, shall receive a distribution of ninety percent (90%) of such Award Shares, and shall be required to forfeit any Award Shares that are not so distributed pursuant to that election.
3.8  Timing of Payments and Impact Under Certain
Statutory Provisions Relating to Performance Compensation. This Plan as a whole, shall, to the extent any Award Shares represent "performance-based compensation" as that term is defined for purposes of Section 162(m) of the Code, be interpreted and implemented in a manner that is consistent with Treasury Regulation Section 1.162-27(e)(2)(iii) (permitting certain changes in the timing of payments of such performance-based compensation), or any successor thereto.
ARTICLE IV- FORM AND TIMING OF DISTRIBUTIONS
4.1 Form of Distribution. In general, any Award Share, the receipt of which has been deferred under this Plan, shall be paid to the Participant, or to the Participant's designated beneficiary, by means of a transfer of a Share in the same form and manner (other than with respect to the timing of such transfer) as would have been applicable if no deferral election had been made under this Plan.
4.2 Acceleration of Distributions. The Committee shall have the authority to accelerate the time at which Award Shares are distributed under the Plan; provided, however, that no such acceleration of distribution shall be permitted to the extent such accelerated distribution would cause any distribution that would otherwise be treated as "performance-based compensation" (as that term is defined for purposes of Section 162(m) of the Code) to fail to be treated as "performance-based compensation."
4.3 Notwithstanding anything to the contrary herein, in the event any dividends would have been payable with respect to any Shares which are represented by a Participant's Award Shares, an amount equal to such dividends shall be paid to the Participant on or about the time such dividends would have been paid to such Participant if such Shares had been issued to and retained by the Participant, subject to any applicable federal, state or local tax withholding obligations.
ARTICLE V- BOOK ACCOUNTS
5.1 Account. An Account shall be established for each Participant electing to defer the receipt of Award Shares under this Plan. Each such Account shall be credited with the value of the Award
Shares that are deferred pursuant to any election under this Plan, and such Account shall be adjusted to reflect the change in value of such Award Shares until such time as a payment of the value of such Account has been made to the Participant. The adjustments in the value of a Participant's Account shall be determined by reference to the value of a Share, so that each Participant's Account shall initially be equal in value to the value of that number of Shares equal to the Award Shares deferred.
5.2 Crediting of Dividend Equivalents. The Account of each
Participant shall be credited with dividend equivalents at the same rate per Award Share deferred as are actually paid per Share. All such amounts added to the Account as dividend equivalents pursuant to this
Section 5.2 shall be treated as though such amounts were used to purchase additional Shares which were then added to the Account, and taken into account in all subsequent adjustments.
5.3 Status of Deferred Amounts. All amounts credited to a Participant's Account shall represent a bookkeeping entry only, and shall not constitute or be treated as constituting an asset set aside for or otherwise available to any Participant, and shall, if any assets are actually held by the Company in connection with such Accounts, be, for all purposes, a part of the general funds of the Company, subject to the claims of the Company's creditors, until such time as payment of Award Shares is actually made to the Participant. Nothing contained in this Plan shall be deemed to create any separate trust fund or any segregated asserts held for the benefit of any Participant.
5.4 Participants' Status as General Creditors.  A
Participant's Account shall at all times represent the general obligation of the Company to make a payment to the Participant of an Award
Share or Shares represented by the Account. The Participant shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to any Account. Nothing contained herein shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind, nor shall anything herein be deemed to or interpreted as creating a funded pension or other arrangement. Nothing contained herein shall be construed to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages.
ARTICLE VI - NON-ASSIGNABILITY, ETC.
6.1 Non-assignability. Except to the extent otherwise permitted at the discretion of the Committee, the right of each Participant in or to any Account, benefit or payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and no Account, benefit or payment shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
6.2 Designation of Beneficiaries. Each Participant shall have the right to designate one or more beneficiaries to receive distributions in the event of the Participant's death by filing with the Company a beneficiary designation on the form provided by the Committee for such purpose. The designation of beneficiary or beneficiaries may be changed by a Participant at any time prior to death by the delivery to the Company of a new beneficiary designation form. If no beneficiary shall have been designated, or if no designated beneficiary shall survive the Participant, the Participant's estate shall be deemed to be the beneficiary.
ARTICLE VII - INTERPRETATION
7.1 Authority of Committee. The Committee shall have full and exclusive authority to construe, interpret and administer this Plan and the Committee's construction and interpretation thereof shall be binding and conclusive on all persons for all purposes.
7.2 Claims Procedure. The Committee shall administer a reasonable claims procedure with respect to the Plan in accordance with Department of Labor Regulation section 2560.503-1, or any successor provision.
ARTICLE VIII - AMENDMENT OR TERMINATION
	Amendment or Termination. The Company, by action of the Board or by action of the Committee, reserves the right at any time, or from time to time, to amend or modify this Plan. The Company, by action of the Board, reserves the right to terminate this Plan at any time.
ARTICLE IX - MISCELLANEOUS PROVISIONS
9.1 No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to remain in the employment of a Participating Company as an executive or in any other capacity.
9.2 Governing Law. This Plan shall be interpreted under the laws of the Commonwealth of Pennsylvania.
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